Exhibit 21.1
SUBSIDIARIES OF THE COMPANY
SUBSIDIARIES:
Network Appliance Ltd. (U.K.)
NetApp SAS (France)
Network Appliance Srl. (Italy)
NetApp GmbH (Germany)
NetApp KK
NetApp Korea, Ltd.
Network Appliance (Shanghai) Commercial Co., Ltd.
Network Appliance (Sales)Limited (Ireland)
Network Appliance GmbH (Switzerland)
NetApp B.V.
Network Appliance GesmbH (Austria)
Network Appliance SL (Spain)
Network Appliance Global Ltd. (Bermuda)
NetApp Denmark ApS
NetApp Australia Pty. Ltd.
Network Appliance Mexico S. de R.L. de C.V.
Network Appliance Singapore Private Ltd.
Network Appliance (Malaysia) Sdn Bhd
Network Appliance Systems (India) Private Ltd.
Network Appliance Argentina Srl
Network Appliance (Brasil) Ltd.
Network Appliance Canada Ltd.
Network Appliance BVBA (Belgium)
Network Appliance Israel Ltd.
Network Appliance Israel R&D, Ltd.
Network Appliance Poland Sp. z.o.o.
NetApp U.S. Public Sector, Inc.
Network Appliance South Africa (Pty) Limited
Network Appliance Sweden AB
Network Appliance Finland Oy
Network Appliance Financial Solutions, Inc. (Delaware)
Spinnaker Networks, Inc. (Delaware)
Spinnaker Networks, LLC (Delaware)
Network Appliance Luxembourg S.a.r.l.
Alacritus, Inc. (Delaware)
Decru, Inc. (Delaware)
Decru BV (Netherlands)
NetApp Holding Ltd. (Cyprus)
Network Appliance Holding & Manufacturing BV NAHM (Netherlands)
Network Appliance Norway AS
Network Appliance Limited (Thailand)
Network Appliance Saudi Arabia LLFC.
Decru Ltd. (U.K.)
Topio, Inc. (Delaware)
NetCache, Inc. (California)
Onaro, Inc. (Delaware)
Network Appliance (Hong Kong) Limited
Onaro Israel, Ltd.
NetApp Russia Limited
Onaro UK, Ltd.